SNAPTAGZ, LLC
FINANCIAL STATEMENTS
(A DEVELOPMENT STAGE COMPANY)
MAY 5, 2011 (INCEPTION) TO SEPTEMBER 30, 2011

CONTENTS

Page(s)

Report of Independent Registered Public Accounting Firm	1

Balance Sheet as of September 30, 2011	2

Statement of Operations for the Period
May 5, 2011 (Inception) to September 30, 2011	3

Statement of Changes in Members’ Deficit for the Period
May 5, 2011 (Inception) to September 30, 2011	4

Statement of Cash Flows for the Period
May 5, 2011 (Inception) to September 30, 2011	5

Notes to Financial Statements	6-10

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Members
of SnapTagz, LLC

We have audited the accompanying balance sheet of SnapTagz, LLC as of September 30, 2011, and the related statements of operations, changes in members’ deficit, and cash flows for the period May 5, 2011 (Date of Inception) through September 30, 2011. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of SnapTagz, LLC as of September 30, 2011, and the results of its operations and its cash flows for period from May 5, 2011 (Date of Inception) through September 30, 2011, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company has a net loss, net cash used in operations for the period May 5, 2011 (Date of Inception) to September 30, 2011, is in the development stage, and has not generated any revenues since inception. These conditions raise substantial doubt about its ability to continue as a going concern. Management’s plans regarding those matters also are described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Rosenberg Rich Baker Berman & Company

Somerset, New Jersey
December 22, 2011

SnapTagz, LLC
(A Development Stage Company)
Balance Sheet

September 30,
2011

Assets

Assets:
Cash	$38,475
Prepaid Expenses	15,000

Total Current Assets	53,475

Total Assets	$53,475

Liabilities and Members' Deficit

Liabilities:
Accounts payable	$32,150
Loans payable - related parties	25,475

Total Current Liabilities	57,625

Total Liabilities	57,625

Total Members' Deficit	(4,150)

Total Liabilities and Members' Deficit	$53,475

See accompanying notes to financial statements

SnapTagz, LLC
(A Develoment Stage Company)
Statement of Operations

For the Period May 5, 2011 (Inception) to September 30, 2011

Sales	$-

Cost of sales	-

Gross profit	-

General and administrative expenses	44,150

Loss from operations	(44,150)

Net loss	$(44,150)

See accompanying notes to financial statements

SnapTagz, LLC
(A Development Stage Company)
Statement of Changes in Members' Deficit
For the Period May 5, 2011 (Inception) to September 30, 2011

Balance May 5, 2011 (Inception)	$-

Member units issued for cash	40,000

Net loss for the period May 5, 2011 (Inception) to September 30, 2011	(44,150)

Balance, December 31, 2011	$(4,150)

See accompanying notes to financial statements

SnapTagz, LLC
(A Development Stage Company)
Statement of Cash Flows

For the Period May 5, 2011 (Inception) to September 30, 2011

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(44,150)
Changes in operating assets and liabilities:
(Increase) Decrease in:
Prepaid expenses	(15,000)
Increase (Decrease) in:
Accounts payable	32,150
Net Cash Used in Operating Activities	(27,000)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from loans payable - related parties	46,000
Payment on loans - related parties	(20,525)
Proceeds from issuance of member units	40,000
Net Cash Provided By Financing Activities	65,475

Net Increase in Cash	38,475

Cash and Cash Equivalents - Beginning of Period	-

Cash and Cash Equivalents - End of Period	$38,475

SUPPLEMENTARY CASH FLOW INFORMATION:
Cash Paid During the Year for:
Income Taxes	$-
Interest	$-

See accompanying notes to financial statements

SnapTagz, LLC
(A Development Stage Company)
Notes to Financial Statements
September 30, 2011

Note 1 Nature of Operations

SnapTagz, LLC. (the “Company”) was organized on May 5, 2011 as a Delaware limited liability company (“LLC”).  The Company is in the toy business.  The Company is currently in the development stage.

Note 2 Summary of Significant Accounting Policies

Development Stage Company

The Company's financial statements are presented as those of a development stage enterprise. Activities during the development stage primarily include equity based financing and further implementation of the business plan, including research and development.

Use of Estimates

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Such estimates and assumptions impact, among others, the following: the fair value of options granted as compensation, estimates of the probability and potential magnitude of contingent liabilities and the valuation allowance for deferred tax assets due to continuing operating losses.

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from estimates.

Risks and Uncertainties

The Company's operations are subject to significant risk and uncertainties including financial, operational, technological, and regulatory risks including the potential risk of business failure.  See Note 3 regarding going concern matters.

Cash

The Company considers all highly liquid instruments purchased with a maturity of three months or less to be cash equivalents.  The Company held no cash equivalents at September 30, 2011.

The Company minimizes its credit risk associated with cash by periodically evaluating the credit quality of its primary financial institution. The balance at times may exceed federally insured limits. At September 30, 2011, no cash balances exceeded the federally insured limit.

SnapTagz, LLC
(A Development Stage Company)
Notes to Financial Statements
September 30, 2011

Note 2 Summary of Significant Accounting Policies (continued)

Fair Value of Financial Instruments

For purpose of this disclosure, the fair value of a financial instrument is the amount at which the instrument could be exchanged in a current transaction between willing parties, other than in a forced sale or liquidation. The carrying amount of the Company’s short term financial instruments, approximates fair value due to the relatively short period to maturity for these instruments.

Segment Information

For 2011, the Company only operated in one segment, therefore, segment information has not been presented.

Research and Development

Research and development is expensed as incurred.  Research and development expenses for the period May 5, 2011 (inception) to September 30, 2011 was $0.

Share-Based Payments

Generally, all forms of share-based payments, including stock option grants, warrants, restricted stock grants and stock appreciation rights are measured at their fair value on the awards’ grant date, based on the estimated number of awards that are ultimately expected to vest. Share-based compensation awards issued to non-employees for services rendered are recorded at either the fair value of the services rendered or the fair value of the share-based payment, whichever is more readily determinable. The expense resulting from share-based payments is recorded as general and administrative expense. There was no such expense for the period May 5, 2011 (inception) to September 30, 2011.

Income Taxes

The Company elected to be taxed as a pass-through limited liability company under the Internal Revenue Code and is not subject to federal and state income taxes; accordingly, no provision has been made.

Recent Accounting Pronouncements

There are no recent accounting pronouncements that are expected to have an effect on our financial statements.

SnapTagz, LLC
(A Development Stage Company)
Notes to Financial Statements
September 30, 2011

Note 2 Summary of Significant Accounting Policies (continued)

Subsequent Events Evaluation

The Company has evaluated for any subsequent events through December 22, 2011, which is the date these financial statements were available to be issued.

Note 3 Going Concern

As reflected in the accompanying financial statements, the Company has a net loss and net cash used in operations of $44,150 and $27,000, respectively, for the period May 5, 2011 (inception) to September 30, 2011 and an accumulated net loss during the development stage totaling $44,150. The Company is in the development stage and has not generated any revenues.

The ability of the Company to continue its operations is dependent on Management's plans, which include the raising of capital through debt and/or equity markets with some additional funding from other traditional financing sources, including term notes, until such time that funds provided by operations are sufficient to fund working capital requirements.  The Company may need to incur additional liabilities with certain related parties to sustain the Company’s existence.

The Company will require additional funding to finance the growth of its current and expected future operations as well as to achieve its strategic objectives.  The Company believes its current available cash along with anticipated revenues may be insufficient to meet its cash needs for the near future.  There can be no assurance that financing will be available in amounts or terms acceptable to the Company, if at all.

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business.  These financial statements do not include any adjustments relating to the recovery of the recorded assets or the classification of the liabilities that might be necessary should the Company be unable to continue as a going concern.

Note 4 Loans Payable – Related Parties

During the period May 5, 2011 (Inception) to September 30, 2011, a member of the Company  loaned the Company principal in the amount of $46,000.  The loans are unsecured and are due on demand.

During the period May 5, 2011 (Inception) to September 30, 2011, the Company repaid principal in the amount of $20,525.

SnapTagz, LLC
(A Development Stage Company)
Notes to Financial Statements
September 30, 2011

Note 5 Members’ Deficit

Membership Units

On May 5, 2011, the Company issued 1,500 membership units to the three founders.  The Units contain voting rights.

On June 9, 2011, the Company issued 6 membership units to two investors for $40,000.  The Units contain voting rights.

Note 6 Commitments and Contingencies

Litigations, Claims and Assessments

The Company may become involved in various lawsuits and legal proceedings, which arise in the ordinary course of business. However, litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise that may harm its business. The Company is currently not aware of any such legal proceedings or claims that they believe will have, individually or in the aggregate, a material adverse affect on its business, financial condition or operating results.

Assignment and Assumption Agreements

On May 18, 2011, the Company entered into an Assignment and Assumption Agreement with a member and a third party.  The member assigns the exclusive right to a patent to the company.  In exchange, the Company assumes the obligation to pay a 3% royalty on all net profits realized from the monetization of the patent, not to exceed $310,000.  The royalty payments are payable quarterly.  In addition, the Company was required to pay a $10,000 royalty prepaid upon execution of the Assignment and Assumption Agreement.

In addition, on May 18, 2011, the Company entered into a second Assignment and Assumption Agreement with a member and a third party.  The member assigns the exclusive right to a patent to the company.  In exchange, the Company assumes the obligation to pay a 3% royalty on all net profits realized from the monetization of the patent within the United States of America and territories controlled by the United States of America.  The royalty payments are payable quarterly.  The Company is required to pay a minimum royalty of $3,000 for all quarters ended during the 2011 calendar year, $4,000 for all quarters ended during the 2012 calendar year, and $5,000 per quarter thereafter.

SnapTagz, LLC
(A Development Stage Company)
Notes to Financial Statements
September 30, 2011

Note 7 Subsequent Events

Cancellation of Member Units

On November 8, 2011, a founder surrendered for immediate cancellation membership interest in the Company (600 units).  On the same date the founder tendered his resignation as a managing member of the Company.

On December 2, 2011, a founder surrendered for immediate cancellation his membership interest in the Company (450 units).  On the same date the founder tendered his resignation.

Securities Exchange Agreement

On December 23, 2011, the Company entered into a share exchange agreement with a publicly traded shell corporation.   The Company exchanged the 456 member units outstanding and in return, unitholders received a total of 59,520 shares of common stock of the publicly traded corporation, representing approximately 3% of the outstanding common stock of the publicly traded corporation.

The Company’s founder and majority unitholder, is a majority beneficial owner of the publicly traded company. The Company determined that the transaction represented a transaction between entities under common control and, accordingly, assets and liabilities acquired were recorded at their carrying amounts and no goodwill or other intangible was recorded.